Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Exhibit 10.1

AMENDMENT #1 TO SUPPLY AGREEMENT

This Amendment #1 (the “Amendment”) to the Supply Agreement (the “Agreement”) by and between Akebia Therapeutics, Inc. (“Akebia”) and STA Pharmaceutical Hong Kong Limited (“STA”) is effective as of April 15, 2021 (the “Amendment Effective Date”). Akebia and STA are each referenced individually herein as a "Party" and together as the “Parties”.

WHEREAS, STA and Akebia entered into a Supply Agreement dated April 2, 2020, as amended (“Agreement”) under which STA manufactures Product for purchase by Akebia; and

WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE the Parties agree as follows:

1.Section 1.3 (Definition of Akebia Improvements) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Akebia Improvements” means any Intellectual Property and discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights (whether or not protectable under patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made or reduced to practice during the provision of the Services by Akebia, STA, or both Parties jointly, but solely to the extent specific to any (i) Akebia Materials, (ii) the Intermediate Compounds, (iii) the Manufacturing Process, or (iv) the Product, which in each case of (i)-(iv) is solely owned by and/or proprietary to Akebia.

2.Section 1.19 (Definition of Intermediate Compounds) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Intermediate Compounds” means [**] used in the Manufacturing Process of the Product [**].

3.Section 1.31 (Definition of Raw Materials) of the Agreement is hereby deleted in its entirety and replaced with the following:

4.“Raw Materials” means the chemical entities required to synthesize the Intermediate Compounds and produce the Product through performance of the Manufacturing Process [**].

5.A new Section 4.6 will be added immediately following Section 4.5 of the Agreement as following:

Section 4.6 Price Adjustments. The Product Price shall be fixed in the first [**] after the Effective Date. Thereafter, the Parties will review the Product Price on [**] basis. During the [**] price review, STA and Akebia shall discuss in good faith an adjusted Product Price, if necessary to reflect any changes caused by unforeseen reasons such as a material change in the Producer Price Index, extraordinary changes in material costs, or currency exchange rate fluctuations. Any such decision shall be reached and agreed to in writing by the Parties by [**], and shall be effective on [**]. Notwithstanding the foregoing, if there is any proposed change to the Specifications or Manufacturing Process, prior to the implementation of any such change, the Parties shall promptly negotiate in good faith any amendments to the Product Price necessary to reflect such change.

Also notwithstanding the foregoing,

(a)STA shall be entitled to request an immediate adjustment (and immediate implementation thereof) to the Product Price to reflect the impact of extraordinary increases in a single Material cost at any time if both of the following criteria are met:

i.the unit price of such Material increases by [**] of the unit price upon which then-current Product Price quote is based; and

ii.the impact on Product Price from such Material unit price increase is greater than [**] of then-current Product Price.

(b)Akebia shall be entitled to request an immediate adjustment (and immediate implementation thereof) to the Product Price to reflect the impact of extraordinary decreases in a single Material cost at any time if both of the following criteria are met:

i.the unit price of such Material decreases by [**] of the unit price upon which then-current Product Price quote is based; and

ii.the impact on Product Price from such Material unit price decrease is greater than [**] of then-current Product Price.

STA and Akebia shall discuss in good faith any adjusted Product Price requested under Section 4.6(a) or 4.6(b) above, and any such decision shall be reached and agreed to in writing by the Parties.

6.All capitalized terms not defined herein shall have meaning set forth in the Agreement.

7.Except as otherwise provided herein, all provisions of the Agreement, as amended shall remain in full force and effect.

(Signature Page to Follow)

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Supply Agreement effective as of the Amendment Effective Date written above.

AKEBIA THERAPEUTICS, INC.		STA PHARMACEUTICAL HONG KONG LIMITED
By:	/s/ Michel Dahan	By:	/s/ Xiaoyong Fu
Print Name:	Michel Dahan	Print Name:	Xiaoyong Fu
Title:	SVP & Chief Business Officer	Title:	SVP, API Development & Commercialization
Date:	April 15, 2021	Date:	April 15, 2021